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                                                                    EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended March 31, 2003 of Marine Petroleum Trust (the "Issuer").

I, Ron E. Hooper, Senior Vice President Royalty Management, on behalf of Bank of America Private Bank, not in its individual capacity but solely as trustee of the Issuer, certify that to my knowledge:

         (1) the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

         (2) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer at the dates and for the periods indicated.


/s/ RON E. HOOPER
-------------------------
Ron E. Hooper
Senior Vice President Royalty Management on behalf of Bank of
America Private Bank, not in its individual capacity but solely as the trustee of Marine Petroleum Trust

Dated: May 21, 2003


A signed original of this written statement required by Section 906 has been provided to Marine Petroleum Trust and will be retained by Marine Petroleum Trust and furnished to the Securities and Exchange Commission or its staff upon request.